EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

I, Reginald Averilla, the Chief Financial Officer of Scientific Industries, Inc. (the “Company”), certify, to the best of my knowledge that:

1.	I have reviewed this Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2023 (the “Quarterly Report”);

2.	the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: May 15, 2023	By:	/s/ Reginald Averilla
Reginald Averilla
Chief Financial Officer